UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 30, 2021
UBIQUITI INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35300	32-0097377
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
685 Third Avenue, 27th Floor
New York, New York 10017
(Address of principal executive offices, including zip code)
(646) 780-7958
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	UI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 30, 2021, the Board of Directors (the “Board”) of Ubiquiti Inc. (the “Company”) appointed Brandon Arrindell as a Class I director of the Company, effective as of August 3, 2021 (the “Effective Date”). Mr. Arrindell will fill the vacancy that will be created following the previously disclosed resignation of Michael Hurlston on the Effective Date. Mr. Arrindell will serve as the chairman of the Compensation Committee and as a member of the Audit Committee and the Nominating and Corporate Governance Committee.
The Board has determined that Mr. Arrindell is an independent director under the applicable listing rules of the New York Stock Exchange and will be entitled to compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described under the heading “Directors’ Compensation” in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 26, 2020.
There is no understanding or arrangement between Mr. Arrindell and any other person or persons with respect to his election as a director. Mr. Arrindell will be a party to the Company’s standard form Director Indemnification Agreement. Additionally, there are no transactions involving the Company and Mr. Arrindell that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITI INC.

August 2, 2021	By:	/s/ Robert J. Pera
	Name:	Robert J. Pera
	Title:	Chief Executive Officer